SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C., 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
DATE OF REPORT: DECEMBER 21, 2007
(Date of earliest event reported)

QUALMARK CORPORATION
(Exact name of registrant as specified in its charter)

COLORADO	0-28484	84-1232688

(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)
4580 FLORENCE STREET, DENVER, COLORADO 80238

(Address of principal executive offices, zip code)
(303) 254-8800

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
(a)(1) On December 21, 2007, QualMark Corporation (the “Company”) entered into a Stock and Warrant Purchase Agreement (“Purchase Agreement”) with The Roser Partnership III, SBIC, LP (the “Roser Partnership”) and Christopher Roser (the “Purchasers”). The Roser Partnership is the largest shareholder in the Company. Christopher Roser is a member of the Company’s board of directors, as is his father, James Roser, both of whom are affiliates of The Roser Partnership.
(a)(2) The terms of the Purchase Agreement authorize the sale and issuance of 781,250 shares of the Company’s common stock (the “Stock”) and warrants to purchase up to 781,250 shares of the Company’s common stock (the “Warrants”). The aggregate purchase price for the Stock and Warrants was $600,000. The Warrants are exercisable at any time on or before December 20, 2012. One half of the shares authorized to be purchased pursuant to the Warrants are exercisable at $1.152 per share and the other half are exercisable at $1.536 per share.
ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES
(a) On December 21, 2007, the Company sold 781,250 shares of its common stock and warrants to purchase up to 781,250 shares of common stock for an aggregate purchase price of $600,000 pursuant to an exemption from registration under Section 4(6) of the Securities Act of 1933. No underwriting commission or discounts were provided. The terms of the Purchase Agreement provide for unlimited registration rights for the Purchasers. The Warrants are exercisable at any time on or before December 20, 2012. One half of the shares authorized to be purchased pursuant to the Warrants are exercisable at $1.152 per share and the other half are exercisable at $1.536 per share.
ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT
See Item 8.01 below.
ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS
(d)(1) As of December 21, 2007, Andrew Drenick, the Company’s President and Chief Executive Officer, was appointed to the Company’s board of directors to fill one of two vacancies created by the resignations of William Sanko and Charles Johnston. Mr. Drenick will serve until the next annual meeting of the Company at which directors are elected. Also, as of this date, Christopher Roser was elected as Chairman of the board of directors.
(d)(2)Pursuant to the terms of the Purchase Agreement, as of December 21, 2007, the board of directors was required to elect the Chief Executive Officer of the Company to the board of directors. Accordingly, Mr. Drenick, who became the Company’s Chief Executive Officer on December 10, 2007, was appointed to the board. The terms of the Purchase Agreement also required that Christopher Roser be elected as Chairman of the Board.
(d)(3) It is expected that Mr. Drenick will serve on the Compensation Committee, the Corporate Governance Committee, and the Nominating Committee.
(d)(4) See Item 1.01 above
ITEM 8.01 OTHER EVENTS
Prior to the transaction reported in Item 1.01 above, the Roser Partnership and its affiliates owned 46% of the Company’s voting common stock. After the closing of the Purchase Agreement, the Roser Partnership and its affiliates beneficially owned 50.38% of the Company’s voting common stock. At the request of the Company’s board of directors, the Roser Partnership and its affiliates agreed to give an irrevocable proxy to an independent third party for the number of shares by which their ownership interest exceeds 49.9%. This proxy will remain in effect until the number of shares covered by the proxy is reduced to zero or the second anniversary date of the closing of the Purchase Agreement, or December 21, 2009. Although the proxy states that it is irrevocable it is not coupled with an interest. Therefore, under Section 7-107-203 of the Colorado Revised Statutes, the irrevocable nature of this proxy may not be enforceable.

SIGNATURES
     Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALMARK CORPORATION (Registrant)
Date: December 21, 2007	By:	/s/ ANTHONY A. SCALESE
Anthony A. Scalese
Chief Financial Officer & Principal Accounting Officer

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